Exhibit 4.6
FOURTH AMENDMENT
TO REVOLVING CREDIT, TERM LOAN AND
GUARANTY AGREEMENT

                        FOURTH AMENDMENT, dated as of March 27, 2003 (the "Amendment"), to the REVOLVING CREDIT, TERM LOAN AND GUARANTY AGREEMENT, dated as of December 24, 2002, among UNITED AIR LINES, INC., a Delaware corporation (the "Borrower"), a debtor and a debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code, UAL CORPORATION, a Delaware corporation and the parent company of the Borrower (the "Parent") and all of the direct and indirect subsidiaries of the Borrower and the Parent signatory thereto (the "Subsidiaries" and together with the Parent, each a "Guarantor" and collectively the "Guarantors"), each of which Guarantors referred to in this paragraph is a debtor and a debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code, JPMORGAN CHASE BANK, a New York banking corporation ("JPMorgan Chase"), CITICORP USA, INC., a Delaware corporation ("CUSA"), BANK ONE, NA, a national banking corporation ("Bank One"), THE CIT GROUP/BUSINESS CREDIT, INC., a New York corporation ("CIT Group"), each of the other financial institutions from time to time party hereto (together with JPMorgan Chase, CUSA, Bank One and CIT Group, the "Lenders"), JPMORGAN CHASE BANK and CUSA, as co-administrative agents (together, the "Agents") for the Lenders and JPMORGAN CHASE BANK, as paying agent (in such capacity, the "Paying Agent") for the Lenders.

W I T N E S S E T H:

        WHEREAS, the Borrower, the Guarantors, the Lenders, the Paying Agent and the Agents are parties to that certain Revolving Credit, Term Loan and Guaranty Agreement, dated as of December 24, 2002 (as heretofore amended and as the same may be further amended, modified or supplemented from time to time, the "Credit Agreement");

        WHEREAS, the Borrower and the United States of America have agreed to enter into a Stipulation for Settlement of Controversy Between the Debtors and the United States of America (the "IRS Stipulation") in substantially the form attached as Exhibit 1 hereto, pursuant to which, among other things, (x) the Borrower expects to receive, upon the approval thereof by the Bankruptcy Court, a tax refund from the Internal Revenue Service (the "IRS") in the approximate amount of $365,000,000 in cash, (y) the IRS will withhold the amount of $25,000,000 against which claims of the United States against the Borrower may be offset and (z) the United States will be permitted to setoff against such amount of $25,000,000 the amount of $3,200,000 as a credit toward the satisfaction of claims arising out of the Debtors' performance of certain subcontracts with the United States Air Force and the amount of $687,500 in settlement of a claim by the United States Environmental Protection Agency; and

        WHEREAS, in connection with the IRS Stipulation, the Borrower, the Guarantors and the Lenders have agreed that from and after the Effective Date (as hereinafter defined) of this Amendment, the Credit Agreement shall be amended as set forth herein subject to and upon the terms and conditions set forth herein;

        NOW, THEREFORE, the parties hereto hereby agree as follows:

        1.      As used herein, all terms that are defined in the Credit Agreement shall have the same meanings herein.

        2.      Section 1.01 of the Credit Agreement is hereby amended by inserting the following new definition in appropriate alphabetical order:

""IRS Stipulation" shall mean that certain Stipulation for Settlement of Controversy Between the Debtors and the United States of America approved by the Bankruptcy Court in March 2003."         3.      Section 6.01 of the Credit Agreement is hereby amended by (i) deleting the word "and" immediately following clause (xv) thereof and (ii) inserting the following new clause (xvii) at the end thereof: "; and (xvii) a Lien in favor of the United States of America arising from the right of the Internal Revenue Service to effect a setoff or recoupment against the sum of $25,000,000 withheld pursuant to the IRS Stipulation."         4.      Section 7.01(g) of the Credit Agreement is hereby amended in its entirety to read as follows: "(g) the Bankruptcy Court shall enter an order or orders granting relief from the automatic stay applicable under Section 362 of the Bankruptcy Code to the holder or holders of any security interest to permit foreclosure (or the granting of a deed in lieu of foreclosure or the like) on any assets of the Borrower or any of the Guarantors which have a value in excess of $10,000,000 in the aggregate (it being understood that neither (i) the relinquishment by the Borrower or Guarantors of Section 1110 Assets, or the foreclosure of security interests in Section 1110 Assets (or in property in the possession of the applicable secured party) as to which defaults have not been cured pursuant to Section 1110 of the Bankruptcy Code nor (ii) the grant of relief from the automatic stay to the United States of America with respect to the sum of $25,000,000 withheld pursuant to the IRS Stipulation to permit the payments contemplated by the IRS Stipulation, shall be considered to be included in this paragraph); or"         5.      Section 7.01 (n) of the Credit Agreement is hereby amended by (i) deleting the word "or" at the end of clause (ii) thereof and inserting a "," in lieu thereof and (ii) inserting the following new clause (iv) at the thereof: "(iv) pursuant to the IRS Stipulation out of the sum of $25,000,000 withheld pursuant to the IRS Stipulation."         6.      This Amendment shall not become effective until the date (the "Effective Date") on which this Amendment shall have been executed by the Borrower, the Guarantors and the Required Lenders, and the Agents shall have received evidence satisfactory to it of such execution.

        7.      Except to the extent hereby amended, the Credit Agreement and each of the Loan Documents remain in full force and effect and are hereby ratified and affirmed.

        8.      The Borrower agrees that its obligations set forth in Section 10.05 of the Credit Agreement shall extend to the preparation, execution and delivery of this Amendment, including the reasonable fees and disbursements of special counsel to the Agents.

        9.      This Amendment shall be limited precisely as written and shall not be deemed (a) to be a consent granted pursuant to, or a waiver or modification of, any other term or condition of the Credit Agreement or any of the instruments or agreements referred to therein or (b) to prejudice any right or rights which the Agents or the Lenders may now have or have in the future under or in connection with the Credit Agreement or any of the instruments or agreements referred to therein. Whenever the Credit Agreement is referred to in the Credit Agreement or any of the instruments, agreements or other documents or papers executed or delivered in connection therewith, such reference shall be deemed to mean the Credit Agreement as modified by this Amendment.

      10.      This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

      11.      This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

[SIGNATURE PAGES TO FOLLOW]

                         IN WITNESS WHEREOF, the parties hereto have caused this Waiver and Fourth Amendment to be duly executed as of the day and the year first written.

BORROWER:

UNITED AIR LINES, INC.

By: /s/  Frederic F. Brace

                     Name: Frederic F. Brace Title: Executive Vice President & CFO
GUARANTOR:

UAL CORPORATION

By:  /s/  Frederic F. Brace
Name: Frederic F. Brace
Title: Executive Vice President & CFO

 GUARANTOR:

UAL COMPANY SERVICES, INC.

By:  /s/  Frederic F. Brace
Name: Frederic F. Brace
Title: Vice President and Treasurer

 GUARANTOR:

FOUR STAR LEASING, INC.

By:  /s/  Frederic F. Brace
Name: Frederic F. Brace
Title: President

 GUARANTOR:

AIR WIS SERVICES, INC.

By:  /s/  Frederic F. Brace
Name: Frederic F. Brace
Title: President

 GUARANTOR:

UAL BENEFITS MANAGEMENT, INC.

By:  /s/  Frederic F. Brace
Name: Frederic F. Brace
Title: President

GUARANTOR:

UAL LOYALTY SERVICES, INC.

By:  /s/  Steven M. Rasher
Name: Steven M. Rasher
Title: Senior Vice President,
        General Counsel & Secretary

 GUARANTOR:

UNITED BIZ JET HOLDINGS, INC.

By:  /s/  Steven M. Rasher
Name: Steven M. Rasher
Title: Senior Vice President,                     General Counsel & Secretary

 GUARANTOR:

CONFETTI, INC.

By:  /s/  Steven M. Rasher
Name: Steven M. Rasher
Title: Senior Vice President, General Counsel & Secretary

 GUARANTOR:

MILEAGE PLUS HOLDINGS, INC.

By:  /s/ Steven M. Rasher
Name:  Steven M. Rasher
Title:  Vice President, General Counsel &
          Secretary

 GUARANTOR:

MYPOINTS.COM, INC.

By:  /s/ Steven M. Rasher
Name:  Steven M. Rasher
Title:  Senior Vice President, General Counsel & Secretary

 GUARANTOR:

AIR WISCONSIN, INC.

By:  /s/ Frederic F. Brace
Name:  Frederic F. Brace
Title:  President

 GUARANTOR:

DOMICILE MANAGEMENT SERVICES, INC.

By:  /s/ Francesca M. Maher
Name:  Francesca M. Maher
Title:  Vice President and Secretary

 GUARANTOR:

BIZJET CHARTER, INC.

By:  /s/ Steven M. Rasher
Name:  Steven M. Rasher
Title:  Senior Vice President, General Counsel & Secretary

 GUARANTOR:

BIZJET FRACTIONAL, INC.

By:  /s/ Steven M. Rasher
Name:  Steven M. Rasher
Title:  Senior Vice President, General Counsel & Secretary

 GUARANTOR:

BIZJET SERVICES, INC.

By:  /s/ Steven M. Rasher
Name:  Steven M. Rasher
Title:  Senior Vice President, General Counsel & Secretary

 GUARANTOR:

MILEAGE PLUS MARKETING, INC.

By:  /s/ Steven M. Rasher
Name:  Steven M. Rasher
Title:  Vice President, General Counsel &
          Secretary

 GUARANTOR:

CYBERGOLD, INC.

By:  /s/ Steven M. Rasher
Name:  Steven M. Rasher
Title:  Senior Vice President, General Counsel & Secretary

 GUARANTOR:

ITARGET.COM, INC.

By:  /s/ Steven M. Rasher
Name:  Steven M. Rasher
Title:  Senior Vice President, General Counsel & Secretary

 GUARANTOR:

MYPOINTS OFFLINE SERVICES, INC.

By:  /s/ Steven M. Rasher
Name:  Steven M. Rasher
Title:  Senior Vice President, General Counsel & Secretary

 GUARANTOR:

KION LEASING, INC.

By:  /s/ Frederic F. Brace
Name:  Frederic F. Brace
Title:  President

 GUARANTOR:

PREMIER MEETING AND TRAVEL SERVICES, INC.

By:  /s/ Frederic F. Brace
Name:  Frederic F. Brace
Title:  Vice President and Treasurer

 GUARANTOR:

UNITED AVIATION FUELS CORPORATION

By:  /s/ Frederic F. Brace
Name:  Frederic F. Brace
Title:  Vice President

 GUARANTOR:

UNITED COGEN, INC.

By:  /s/ Francesca M. Maher
Name:  Francesca M. Maher
Title:  Vice President and Secretary

 GUARANTOR:

MILEAGE PLUS, INC.

By:  /s/ Frederic F. Brace
Name:  Frederic F. Brace
Title:  Vice President

 GUARANTOR:

UNITED GHS, INC.

By:  /s/ Frederic F. Brace
Name:  Frederic F. Brace
Title:  President

 GUARANTOR:

UNITED WORLDWIDE CORPORATION

By:  /s/ Frederic F. Brace
Name:  Frederic F. Brace
Title:  President

 GUARANTOR:

UNITED VACATIONS, INC.

By:  /s/ Frederic F. Brace
Name:  Frederic F. Brace
Title:  Vice President

 LENDERS:

JPMORGAN CHASE BANK

By:  /s/ Matthew H. Massie
Name:  Matthew H. Massie
Title:  Managing Director

 CITICORP USA, INC.

By:  /s/ James J. McCarthy
Name:  James J. McCarthy
Title:  Director & Vice President

 BANK ONE, NA

By:  /s/ Patrick Farvel
Name:  Patrick Farvel
Title:  V.P.

 THE CIT GROUP/BUSINESS CREDIT, INC.

By:  /s/ Alan Strauss
Name:  Alan Strauss
Title:  Vice President - Team Leader

 ABLECO FINANCE LLC

By:  /s/ Kevin Genda
Name:  Kevin Genda
Title:  Senior Vice President and Chief
         Credit Officer

 AURUM CLO 2002-1 LTD.

By: Columbia Management Advisors, Inc. (f/k/a Stein Roe & Farnham Incorporated), As Investment Manager

By:  /s/ Kathleen A. Zarn
Name:  Kathleen A. Zarn
Title:  Senior Vice President

 BANK OF LINCOLNWOOD

By:  /s/ Peter M. Guenzer
Name:  Peter M. Guenzer
Title:  Vice President

 CASPIAN CAPITAL PARTNERS, LP

By:  /s/ Charles Howe II
Name:  Charles Howe II
Title:  Treasurer

 CONNECTICUT GENERAL LIFE
INSURANCE COMPANY

By: CIGNA Investments, Inc.

By:  /s/ John P. Connor
Name:   John P. Connor
Title:  Vice President

 FRANKLIN CLO II, LIMITED

By:  /s/ Richard D'Addario
Name:  Richard D'Addario
Title:  Senior Vice President

 FRANKLIN CLO III, LIMITED

By:  /s/ Richard D'Addario
Name:  Richard D'Addario
Title:  Senior Vice President

 FRANKLIN FLOATING RATE TRUST

By:  /s/ Richard D'Addario
Name:  Richard D'Addario
Title:  Vice President

 GOLDMAN SACHS CREDIT PARTNERS, L.P.

By:  /s/ Sandra Stulberger
Name:  Sandra Stulberger
Title:  Authorized Signatory

 LIBERTY FLOATING RATE ADVANTAGE FUND

By: Columbia Management Advisors, Inc. (f/k/a Stein Roe & Farnham Incorporated), As Advisor

By:  /s/ Kathleen A. Zarn
Name:  Kathleen A. Zarn
Title:  Senior Vice President

 MARINER LDC

By:  /s/ Charles Howe II
Name:  Charles Howe II
Title:  Treasurer

 MARINER OPPORTUNITIES FUND, LP

By:  /s/ Charles Howe II
Name:  Charles Howe II
Title:  Treasurer

 MARINER OPPORTUNITIES II, LP

By:  /s/ Charles Howe II
Name:  Charles Howe II
Title:  Treasurer

 REGIMENT CAPITAL, LTD.

By: Regiment Capital Management, LLC
as its Investment Advisor

By: Regiment Capital Advisors, LLC
its Manager and pursuant to delegated authority

By:  /s/ Timothy S. Peterson
Name:  Timothy S. Peterson
Title:  President

 SRF 2000 LLC

By:  /s/ Diana M. Himes
Name:  Diana M. Himes
Title:  Assistant Vice President

 SPECIAL SITUATIONS INVESTING GROUP, INC.

By:  /s/ Michael Mansour
Name:  Michael Mansour
Title:  Authorized Signatory

 STANWICH LOAN FUNDING LLC

By:  /s/ Diana M. Himes
Name:  Diana M. Himes
Title:  Assistant Vice President

 STARK EVENT TRADING LTD.

By:  /s/ Michael A. Roth
Name:  Michael A. Roth
Title:  Managing Member of the
         Investment Manager of
         Stark Event Trading Ltd.

 With immediate effect from February 18, 2003, Start Event Trading, Ltd. Expressly requests that it not be provided with any non-public information (including any non-public portions of the materials described in Section 5.01 of the Revolving Credit, Term Loan and Guarantee Agreement) relating to Borrower or any Guarantor. Stark Event Trading Ltd. Reserves the right to revoke this election by providing the Borrower with express written notice of such revocation.

  STONEHILL INSTITUTIONAL PARTNERS, L.P.

By:  /s/ Christopher Wilson
Name:  Christopher Wilson
Title:  General Partner

 STEIN ROE FLOATING RATE
LIMITED LIABILITY COMPANY

By: Columbia Management Advisors, Inc. (f/k/a Stein Roe & Farnham Incorporated), As Advisor

By:  /s/ Kathleen A. Zarn
Name:  Kathleen A. Zarn
Title:  Senior Vice President

 TORONTO DOMINION (NEW YORK), INC.

By:  /s/ Susan K. Strong
Name:  Susan K. Strong
Title:  Vice President

 TRILOGY PORTFOLIO CO., LLC

By:  /s/ Charles Howe II
Name:  Charles Howe II
Title:  Treasurer

 FARALLON CAPITAL MANAGEMENT, LLC

By: [ILLEGIBLE]
Name:
Title:  Farallon Capital Management,   LLC, Manager